Exhibit 10.59
PROMISSORY NOTE

$1,200,000	October 5, 2006
El Segundo, CA

          FOR VALUE RECEIVED, the undersigned, EN POINTE TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), promises to pay, at El Segundo, California, to the order of Omar and Arif Saeed, (each as to a 50% interest)(herein the “Lender” and, along with each subsequent holder of this Promissory Note, referred to as the “Holder”), the principal sum of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000), together with interest on the outstanding principal balance of this Promissory Note at the rate of the 6 month Karachi Interbank Offering Rate (KIBOR) plus 3%. Payment of principal on this Promissory Note, together with accrued interest, shall be made to Holder at the office of Holder, or at such other place as Holder may from time to time designate in writing, on or before October 1, 2007. Interest shall be paid in advance for each quarter commencing October 4, 2006, based on the KIBOR rate as of October 1, 2006.
          The principal hereof and interest hereon shall be payable in lawful money of the United States of America. The Borrower may prepay this Promissory Note in full or in part at any time without notice, penalty, prepayment fee, or payment of unearned interest.
          All parties liable for the payment of this Promissory Note agree to pay the Holder hereof reasonable attorneys’ fees for the services of counsel employed to collect this Promissory Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise.
          In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law or 12%, whichever is greater, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.
          Whenever used in this Promissory Note, the words “Borrower” and “Holder” shall be deemed to include the Borrower and the Holder named in the opening paragraph of this Promissory Note, and their respective heirs, executors, administrators, legal representatives, successors, and assigns. It is expressly understood and agreed that the Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of the Borrower, or of any person or party claiming by, through, or under the Borrower in the conduct of their respective businesses, based on this Promissory Note.
          Time is of the essence of this Promissory Note.
          This Promissory Note shall be construed and enforced in accordance with the laws of the State of California.
          IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument under seal as of the day and year first above written.

EN POINTE TECHNOLOGIES, INC.
By:	/s/ Javed Latif
	Name:	Javed Latif
	Title:	CFO

[SEAL]

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